EXHIBIT 21

                           LIST OF SUBSIDIARIES

                                    OF

                         PETER KIEWIT SONS', INC.

                            DECEMBER 28, 1996



Peter Kiewit Sons', Inc. (Delaware)
  Kiewit Construction Group Inc. (Delaware)
      Kiewit Construction Company (Delaware)
           Kiewit Industrial Co. (Delaware)
           Kiewit Pacific Co. (Delaware)
           Kiewit Mining Group Inc. (Delaware)
           Kiewit Western Co. (Delaware)
      Gilbert Southern Corp. (Delaware)

Level 3 Communications, Inc. (Delaware)
  PKS Information Services, Inc. (Delaware)
           Level 3 Communications, LLC (Delaware)
           Level 3 Holdings Inc. (Delaware)
                Continental Holdings Inc. (Wyoming)
                        Continental Level 3 Inc.(Delaware)
                Kiewit Energy Group Inc. (Delaware)
                     Kiewit Coal Properties Inc. (Delaware)
                        Black Butte Coal Company (50%) (joint venture)
                            Decker Coal Company (50%) (joint venture)
                Peter Kiewit Sons' Co. (Nebraska)
                Level 3 Telecom Holdings Inc. (90%)(Delaware)

The subsidiaries listed above include "significant" subsidiaries as defined in Rule 1-02(w) of Regulation S-X, and certain other subsidiaries.